Exhibit 99.1

ANALOGIC CORPORATION	NEWS RELEASE
8 CENTENNIAL DRIVE PEABODY, MA 01960

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations & Corporate Marketing

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the

Third Quarter Ended April 30, 2011 and Declares Cash Dividend

Company Realigns Ultrasound Business and Streamlines Operations

PEABODY, MA (June 7, 2011) – Analogic Corporation (Nasdaq: ALOG), a leading provider of medical imaging and aviation security technology, today announced results for its third quarter ended April 30, 2011.

Highlights include:

•	Revenue of $117.2 million, up 11% from last year, includes 14% growth in product revenue

•	Operating Margin of 5%; Non-GAAP operating margin of 8%

•	Reported diluted EPS of $0.35; Non-GAAP diluted EPS of $0.54

•	In Q4, combining ultrasound scanner and transducer businesses under common leadership and implementing spending reductions

Revenue for the third fiscal quarter ended April 30, 2011, totaled $117.2 million, compared with second quarter revenue of $117.3 million and the prior fiscal year’s third quarter revenue of $105.5 million. Reported net income from continuing operations for the third quarter of fiscal 2011 was $4.3 million, or $0.35 per diluted share. This compares with $5.3 million, or $0.42 per diluted share, in the second quarter, and $5.1 million, or $0.40 per diluted share, for the prior year’s third quarter. Included in reported diluted earnings per share for the third quarter of fiscal 2011 was $0.15 in share-based compensation expense, reflecting an increased accrual for performance-based compensation on greater likelihood of achieving our financial targets.

Non-GAAP net income from continuing operations for the third quarter was $6.7 million, or $0.54 per diluted share, compared with $6.7 million, or $0.53 per diluted share, in the second quarter, and $6.5 million, or $0.51 per diluted share, for the prior year’s third quarter. A reconciliation of reported to non-GAAP results is included as an attachment to this press release.

Operating cash flows were negatively impacted during the third quarter due to an increase in inventory associated with the consolidation of our ultrasound manufacturing operations from Denmark into our existing manufacturing operations in the United States and China.

Jim Green, president and CEO, commented, “End markets in medical imaging continue to improve. In our Medical Imaging business, we saw strong growth in sales of our CT subsystems and had a record quarter in digital mammography. Our ultrasound revenues increased 8% compared with last year and we continue to invest in expansion of our direct sales force. Our Security business continued to see variability in shipments, however we are pleased to report that our backlog and expectations for the fourth quarter remain strong.”

Green further stated, “In the fourth quarter we have taken steps to realign the operations within our medical business by combining our direct ultrasound systems business and our OEM ultrasound transducers business (reported within our Medical Imaging segment) under common leadership. We are also taking steps to reduce our operating cost structure in line with strategic priorities and believe that these changes, along with our previously announced consolidation of ultrasound manufacturing, will underpin improvements in operating margin supporting our fiscal 2012 profitability goals.”

Green concluded, “These changes are in line with focusing our operating structure along our three core business lines, Medical Imaging, Ultrasound, and Security Technology, with the appropriate level of investment required to achieve our growth and profitability targets.”

Segment Revenue

Revenue from our Medical Imaging segment was $83.0 million for the third quarter of fiscal 2011, up $0.7 million from the second quarter and up $11.9 million over the prior year’s third quarter. Revenue was up sequentially and year-over-year driven by increasing demand for CT and mammography subsystems.

Our Ultrasound segment revenue was $23.9 million for the third quarter of fiscal 2011, down $0.6 million from the second quarter and up $1.8 million from the prior year. Revenue was lower compared with Q2 due largely to typical seasonality, and up from Q3 FY2010 on growing volume.

Security Technology segment revenue was $10.2 million for the third quarter of fiscal 2011, down $0.2 million from the second quarter and down $2 million from a year earlier. Quarterly revenue fluctuations reflect the timing of bridge orders from our OEM customer due to the Transportation Security Administration’s deployment of a new procurement process and lower engineering revenues in the period.

Quarterly Cash Dividend

Analogic’s Board of Directors, on June 1, 2011, declared a $0.10 cash dividend for each common share for its third fiscal quarter ended April 30, 2011. The cash dividend will be payable on June 30, 2011, to shareholders of record on June 20, 2011.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Tuesday, June 7, at 5:00 p.m. (ET) to discuss the third quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s website at investor.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) July 8, 2011. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 86475511. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Friday, July 8, 2011.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic (Nasdaq:ALOG), headquartered in Peabody, Mass., is a high-technology company that designs and manufactures advanced medical imaging and security systems and subsystems sold to original equipment manufacturers (OEMs) and end users in the healthcare and homeland security markets. We are recognized worldwide for advancing state-of-the-art technology in the areas of computed tomography (CT), magnetic resonance imaging (MRI), digital mammography, ultrasound, and automatic explosives detection for airport security. Our OEM customers incorporate our technology into systems that they in turn sell for various medical and security applications. We also sell our ultrasound products directly to clinical end-user markets through our direct worldwide sales force under the brand name BK Medical. For more information, visit www.analogic.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months Ended
	April 30, 2011	January 31, 2011	April 30, 2010
Net revenue:
Product	$113,791	$111,315	$99,813
Engineering	3,380	5,938	5,659

Total net revenue	117,171	117,253	105,472

Cost of sales:
Product	69,714	70,596	62,729
Engineering	3,297	5,848	4,825

Total cost of sales	73,011	76,444	67,554

Gross profit	44,160	40,809	37,918

Operating expenses:
Research and product development	17,291	14,769	12,588
Selling and marketing	10,280	10,716	9,198
General and administrative	10,892	9,320	9,554
Restructuring	—	(134)	—

Total operating expenses	38,463	34,671	31,340

Income from operations	5,697	6,138	6,578

Other income (expense):
Interest income	137	188	160
Other, net	(293)	(100)	(45)

Total other income (expense), net	(156)	88	115

Income from continuing operations before income taxes	5,541	6,226	6,693
Provision for income taxes	1,223	930	1,601

Income from continuing operations	4,318	5,296	5,092
Income (loss) from discontinued operations (net of tax)	—	—	(256)

Net income	$4,318	$5,296	$4,836

Basic net income (loss) per share:
Income from continuing operations	$0.35	$0.42	$0.40
Income (loss) from discontinued operations, net of tax	—	—	(0.02)

Basic net income per share	$0.35	$0.42	$0.38

Diluted net income (loss) per share:
Income from continuing operations	$0.35	$0.42	$0.40
Income (loss) from discontinued operations, net of tax	—	—	(0.02)

Diluted net income per share	$0.35	$0.42	$0.38

Dividends declared per share	0.10	$0.10	0.10
Weighted-average shares outstanding:
Basic	12,381	12,574	12,587
Diluted	12,487	12,655	12,629

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)	Q3 11 April 30, 2011	Q4 10 July 31, 2010

Assets:
Cash and cash equivalents	$153,610	$169,254
Accounts receivable, net	83,966	74,211
Inventories	110,406	86,060
Other current assets	19,670	21,972
Current assets of discontinued operations	—	299

Total current assets	367,652	351,796
Property, plant, and equipment, net	80,636	69,403
Other assets	57,820	55,367
Non-current assets of discontinued operations	—	9,210

Total Assets	$506,108	$485,776

Liabilities and Stockholders’ Equity:
Accounts payable	$31,581	$23,868
Accrued liabilities	34,316	33,103
Advanced payments and deferred revenue	8,777	8,888
Accrued income taxes	1,398	2,917
Deferred income tax liabilities	246	—
Current liabilities of discontinued operations	—	1,293

Total current liabilities	76,318	70,069

Long-term liabilities	9,084	6,665

Stockholders’ equity	420,706	409,042

Total Liabilities and Stockholders’ Equity	$506,108	$485,776

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF REPORTED (GAAP) TO NON-GAAP MEASURES

We provide non-GAAP gross profit, operating expenses, income from operations, income from continuing operations, diluted earnings per share from continuing operations, net income and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Acquisition Related Gains and Expenses

We incur amortization of intangibles and other expenses related to acquisitions we have made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. During the three months ended January 31, 2011, our results included accounting items related to an acquisition of an OEM ultrasound transducer and probe product line. The acquisition accounting items included a bargain purchase gain (i.e. the acquired assets exceeded the amount to be paid for the acquisition) of $1,042,000 recorded in general and administrative expenses within operating income. We believe the exclusion of this gain and acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring

During the three months ended October 31, 2010, we initiated a plan to reduce our work force by 104 employees worldwide as we continue to streamline our operations and consolidate our Denmark and Canton, MA manufacturing operations into our existing U.S. facilities. The total cost, including severance and personnel related costs, was $3,562,000 and was recorded as an operating expense during the three months ended October 31, 2010. We reduced restructuring charges by $134,000 in the three months ended January 31, 2011.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended
	April 30, 2011	January 31, 2011	April 30, 2010

Gross Profit, As Reported	$44,160	$40,809	$37,918
Share-based compensation expense	148	166	179
Acquisition related expenses	325	660	282

Non-GAAP Gross Profit	$44,633	$41,635	$38,379

Percentage of Total Net Revenue	38.1%	35.5%	36.4%

Operating Expenses, As Reported	$38,463	$34,671	$31,340
Share-based compensation expense	(2,595)	(2,606)	(1,210)
Restructuring	—	134	—
Acquisition related gains and expenses	(462)	568	(451)

Non-GAAP Operating Expenses	$35,406	$32,767	$29,679

Percentage of Total Net Revenue	30.2%	27.9%	28.1%

Income From Operations, As Reported	$5,697	$6,138	$6,578
Share-based compensation expense	2,743	2,772	1,389
Restructuring	—	(134)	—
Acquisition related gains and expenses	787	92	733

Non-GAAP Income From Operations	$9,227	$8,868	$8,700

Percentage of Total Net Revenue	7.9%	7.6%	8.2%

Income From Continuing Operations Before Income Taxes, As Reported	$5,541	$6,226	$6,693
Share-based compensation expense	2,743	2,772	1,389
Restructuring	—	(134)	—
Acquisition related gains and expenses	787	92	733

Non-GAAP Income From Continuing Operations Before Income Taxes	$9,071	$8,956	$8,815

Percentage of Total Net Revenue	7.7%	7.6%	8.4%

Income From Continuing Operations, As Reported	$4,318	$5,296	$5,092
Share-based compensation expense	1,901	1,833	940
Restructuring	—	(120)	—
Acquisition related gains and expenses	488	(325)	450

Non-GAAP Income From Continuing Operations	$6,707	$6,684	$6,482

Percentage of Total Net Revenue	5.7%	5.7%	6.1%

Diluted Net Income Per Share From Continuing Operations, As Reported	$0.35	$0.42	$0.40
Effect of non-GAAP adjustments	0.19	0.11	0.11

Non-GAAP Diluted Net Income Per Share From Continuing Operations	$0.54	$0.53	$0.51

Net Income, As Reported	$4,318	$5,296	$4,836
Share-based compensation expense	1,901	1,833	940
Restructuring	—	(120)	—
Acquisition related gains and expenses	488	(325)	450

Non-GAAP Net Income	$6,707	$6,684	$6,226

Percentage of Total Net Revenue	5.7%	5.7%	5.9%

Diluted Net Income Per Share, As Reported	$0.35	$0.42	$0.38
Effect of non-GAAP adjustments	0.19	0.11	0.11

Non-GAAP Diluted Net Income Per Share	$0.54	$0.53	$0.49